Exhibit 99.1

TransAtlantic Petroleum Announces Preliminary Financial Results for First Quarter of 2013

Hamilton, Bermuda (May 16, 2013) – TransAtlantic Petroleum Ltd. (TSX: TNP)(NYSE-MKT: TAT) (the “Company”) today reported its preliminary financial results for the quarter ended March 31, 2013. The Company is providing these preliminary and unaudited results in an effort to keep its shareholders informed about the performance of the Company while it works to complete its Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 (the “Form 10-Q”).

First Quarter 2013 Preliminary Financial Results

The Company expects total revenues for the quarter ended March 31, 2013 to be between approximately $33.0 million and $37.0 million, as compared to $37.5 million for the quarter ended March 31, 2012.

The Company expects net income (loss) for the quarter ended March 31, 2013 to be between a net loss of approximately $2.0 million and net income of approximately $6.0 million compared to a net loss of $3.6 million for the quarter ended March 31, 2012. The Company cautions that the estimation of net income is preliminary and subject to change, possibly materially.

At March 31, 2013, the Company had approximately $19.0 million in cash and cash equivalents and approximately $40.0 million in long-term debt. The Company expects total shareholders’ equity at March 31, 2013 to be between approximately $205.0 million and $220.0 million, as compared to $213.8 million as of December 31, 2012.

The Company cautions that all of these financial results are preliminary and subject to change, possibly materially, following the completion and analysis of the consolidated financial statements for the quarter ended March 31, 2013. The Company reiterates that the above preliminary and unaudited financial information does not represent all of the information that would normally be included in a Quarterly Report on Form 10-Q with respect to the Company’s financial results.

About TransAtlantic

TransAtlantic Petroleum Ltd. is an international energy company engaged in the acquisition, development, exploration and production of oil and natural gas. The Company holds interests in developed and undeveloped oil and natural gas properties in Turkey and Bulgaria.

(NO STOCK EXCHANGE, SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY HAS APPROVED OR DISAPPROVED THE INFORMATION CONTAINED HEREIN.)

Forward-Looking Statements

This news release contains statements regarding the filing of the Company’s Form 10-Q, the expected amounts and reporting of financial results, as well as other expectations, plans, goals, objectives, assumptions or information about future events, conditions, results of operations or performance that may constitute forward-looking statements or information under applicable securities legislation. Such forward-looking statements or information are based on a number of assumptions, which may prove to be incorrect. In addition to other assumptions identified in this news release, assumptions have been made regarding, among other things, the ability of the Company to continue to develop and exploit attractive foreign initiatives.

Although the Company believes that the expectations reflected in such forward-looking statements or information are reasonable, undue reliance should not be placed on forward-looking statements because the Company can give no assurance that such expectations will prove to be correct. Forward-looking statements or information are based on current expectations, estimates and projections that involve a number of risks and uncertainties which could cause actual results to differ materially from those anticipated by the Company and described in the forward-looking statements or information. These risks and uncertainties include but are not limited to market prices for natural gas, natural gas liquids and oil products; estimates of reserves and economic assumptions; the ability to produce and transport natural gas, natural gas liquids and oil; the results of exploration and development drilling and related activities; economic conditions in the countries and provinces in which the Company carries on business, especially economic slowdowns; actions by governmental authorities, receipt of required approvals, increases in taxes, legislative and regulatory initiatives relating to fracture stimulation activities, changes in environmental and other regulations, and renegotiations of contracts; political uncertainty, including actions by insurgent groups or other conflict; the negotiation and closing of material contracts; shortages of drilling rigs, equipment or oilfield services.

The forward-looking statements or information contained in this news release are made as of the date hereof and the Company undertakes no obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable securities laws.

CONTACT:

Wil F. Saqueton	VP and CFO (214) 220-4323 http://www.transatlanticpetroleum.com 16803 Dallas Parkway, Suite 200 Addison, Texas 75001